Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-272652) on Form S-1 and related Prospectus of SharpLink Gaming Ltd. of our report dated April 27, 2022, relating to the consolidated financial statements of SportsHub Games Network, Inc. and Subsidiaries as of and for the year ended December 31, 2020, appearing in the Annual Report on Form 10-K/A of SharpLink Gaming Ltd. for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts.”

/s/ RSM US LLP

Minneapolis, Minnesota

September 28, 2023